SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2003

M&I Auto Loan Trust 2002-1

(Exact name of registrant as specified in its charter)

Delaware	333-76406-01	36-2042850
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of Incorporation)		Identification No.)

c/o Bank One, National Association, as Indenture Trustee
Global Corporate Trust Services – 9th floor
Mail Code IL1-0126
1 Bank One Plaza, Chicago IL	60670-0126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 312/407-1791

Item 5.	Other Events

On behalf of M&I Auto Loan Trust 2002-1, a Trust created pursuant to an Amended and Restated Trust Agreement, dated October 10, 2002, by The Bank of New York as the Owner Trustee for the Trust, and M&I Dealer Auto Securitization as the Depositor. The Indenture Trustee has caused to be filed with the Commission, the Monthly Report dated September 22, 2003. The Monthly Report is filed pursuant to and in accordance with (1) numerous no-action letters (2) current Commission policy in the area. The filing of the Monthly Report will occur subsequent to each monthly distribution to the holders of the Trust’s Class:

A-1	Notes due October 20, 2003

A-2	Notes due July 20, 2005

A-3	Notes due October 22, 2007

A-4	Notes due October 20, 2008

B	Notes due September 21, 2009

A.	Monthly Report Information:

Aggregate distribution information for the current distribution date of September 22, 2003.

	Principal	Interest	Ending Balance
Cede & Co.	$17,648,714.29	$714,841.99	$322,013,021.06

B.	There has been no withdrawal from the Reserve Account. There was a release of $0 from the Reserve Account due to a reduction of the Specified Reserve Account Balance requirement.

C.	Have any deficiencies occurred? NO.

Date:

Amount:

D.	Were any amounts paid or are any amounts payable under the a credit enhancement agreement? Not Applicable

Amount:

E.	There is no insurance policy.

F.	Item 1: Legal Proceedings: NONE

G.	Item 2: Changes in Securities: NONE

H.	Item 4: Submission of Matters to a Vote of Security Holders:

NONE

I.	Item 5: Other Information – Items 1, 2, 4, 5 if applicable:

This month there was a release of funds totaling $1,121,991.91 to the Seller.

Item 7.	Monthly Statements and Exhibits

Exhibit No.

1.	Monthly Statement to Certificateholders dated September 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M&I AUTO LOAN TRUST 2002-1

By:	/S/ CHARLES A. MCLAUGHLIN
	Name:	Charles A. McLaughlin
	Title:	Corporate Trust Administrator

Dated: September 22, 2003